UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 27, 2007

Ficaar, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Georgia	333-66360	58-2634747
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2014 Santa Clara Avenue
Alameda, California 94501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

510-864-9600
(ISSUER TELEPHONE NUMBER)

Ownertel, Inc.
205 Van Buren Street, Suite 150
Herndon, VA 20170
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 11, 2008, we issued 100,000 shares of our Common Stock to individuals for services rendered; we issued 50,000 shares to Dr. Robert Hines and 50,000 shares to Dr. Ernest Bonner. Such securities were not registered under the Securities Act of 1933.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act') and were issued to these individuals for services rendered. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering". Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

In November 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, FS McKinley Grover & Co., LLC purchased a total of 50.001% of the shares of the common stock of Ownertel, Inc. (the "Company") from Belmont Partners, LLC for an aggregate of $187,500 in cash and 1% of the total issued and outstanding common stock of the Company. The shares were issued to Ficaar, Inc., a Delaware company. FS McKinley Grover & Co., LLC used private funds to purchase the shares of the Company. As part of the acquisition and pursuant to the Stock Purchase Agreement, certain changes to the Company's directors and officers have occurred as discussed in Item 5.02 below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICER&

On November 27, 2007, our President and CEO, Robert Druzak, appointed Joseph Meuse as a Director and Officer of the Company. Subsequently, on December 16, 2007 Druzak resigned as the sole Director of the Company. His resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On December 26, 2007, Joseph Meuse appointed Dr. Ernest Bonner, Dr. Robert Hines, and Patrina Anacker as Directors of the Company. Simultaneous with the appointments, Joseph Meuse resigned as the sole Director, effective immediately. His resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

None of the current directors or officers of the Company have employment agreements in place.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 19, 2007, we filed with the Secretary of State for the state of Georgia a Certificate of Amendment to our Certificate of Incorporation changing our name to "Ficaar, Inc." A copy of the Certificate of Amendment to the Articles of' Incorporation is attached hereto as Exhibit 3.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
3.1	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ficaar, Inc.

Date: February 25, 2008	By:	/s/ Ernest Bonner
Dr. Ernest Bonner